UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2023

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2023, the Board of Directors (the “BOD”) of the Company appointed John T. Burns, the Company’s Senior Vice President, Finance and Chief Accounting Officer, as the Company’s Chief Financial Officer and principal financial officer. Mr. Burns, age 37, joined the Company in May 2013 and has held various positions of increasing responsibility during his tenure, including his current position of Senior Vice President, Finance and Chief Accounting Officer which he has held since January 5, 2022. Prior to joining the Company, Mr. Burns was a Securities and Exchange Reporting Manager at Pixelworks, Inc. (NASDAQ: PXLW), and began his career in public accounting at Moss Adams LLP. Mr. Burns received a B.S.M. in Finance and Master of Accounting degree from Tulane University. He is an active Certified Public Accountant.

Mr. Burns entered into an employment agreement with the Company (the “Employment Agreement”) on January 11, 2018, with an effective date of December 30, 2017. The Employment Agreement provides that Mr. Burns is eligible to participate in any employee benefit plans of the Company of general applicability to other employees of the Company including, without limitation, group medical, dental, vision, disability, life insurance, and flexible spending account plans. Commencing on the 18-month anniversary of the effective date of the Employment Agreement, if Mr. Burns both (i) is terminated by the Company without cause or Mr. Burns resigns from employment for good reason, in each case as such terms are defined in the Employment Agreement, and (ii) reasonably cooperates with the Company in all matters relating to the winding up of Mr. Burns’ pending work on behalf of the Company, Mr. Burns will be entitled to receive continuing severance pay at a rate equal to 100% of his base salary as then in effect for a period of nine months from the effective date of such termination. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 18, 2018. In connection with Mr. Burns’ appointment, Mr. Burns’ base salary was increased to $365,000 per year, and his annual target bonus was increased to 40% of his base salary.

Mr. Burns does not have any family relationship with any director or other executive officer of the Company. There have been no related party transactions between the Company and Mr. Burns reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: February 6, 2023	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary